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                                                                      EXHIBIT 21

                                                        JURISDICTION OF
                                                        INCORPORATION OR
COMPANIES                                               ORGANIZATION
---------                                               ----------------
1. UGS CORP.                                            Delaware, U.S.A.
     UGS PLM Solutions Asia/Pacific Incorporated        Delaware, U.S.A.
     UGS Japanese Holdings, Inc.                        Delaware, U.S.A.
     UGS European Holdings, Inc.                        Delaware, U.S.A.
     UGS Israeli Holdings, Inc.                         Delaware, U.S.A.
     UGS Italy Subholdings LLC                          Delaware, U.S.A.
     Unigraphics Solutions Holdings (UK)                United Kingdom
          Unigraphics Solutions Limited                 United Kingdom
              SDRC India Pvt. Limited (1 share)         India
          D-Cubed Limited                               United Kingdom
     UGS PLM Solutions (Australia) Pty. Ltd.            Australia
     UGS PLM Solutions (Austria) GmbH                   Austria
     SDRC Belgium SA/NA                                 Belgium
     Unigraphics Solutions N.V. (99.9999%)              Belgium
     Unigraphics Solutions do Brasil Ltda.
      (99.99992133%)                                    Brazil
     Unigraphics Solutions Canada Ltd.                  Canada
     Unigraphics Solutions Danmark A/S                  Denmark
     Unigraphics Solutions France SAS (99%)             France
     Unigraphics Solutions (HK) Limited (99%)           Hong Kong
     SDRC India Pvt. Limited (12,106,401 shares)        India
     SDRC Italia S.r.l.                                 Italy
     Engineering Animation Italy S.r.l.                 Italy
     UGS PLM Korea Limited                              South Korea
     Unigraphics Solutions de Mexico S.A. de c.v.
      (99.99%)                                          Mexico
     Unigraphics Solutions B.V.                         Netherlands
     Unigraphics Solutions Norge AS                     Norway
     UGS Sp.z.o.o.                                      Poland
     Limited Liability Company Unigraphics Solutions    Russia
     Unigraphics Solutions Pte. Limited                 Singapore
          Unigraphics Solutions (Malaysia) Sdn. Bhd.    Malaysia
     UGS PLM Solutions S.L.                             Spain
     UGS Svenska AB                                     Sweden
          Unigraphics Solutions Sverige AB              Sweden
     UGS PLM Solutions AG                               Switzerland
     Unigraphics Solutions (Thailand) Co., Ltd.         Thailand
     SDRC UK Limited                                    United Kingdom
     Variations Systems Analysis Ltd.                   United Kingdom
     Engineering Animation UK Ltd.                      United Kingdom


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
                                                        JURISDICTION OF
                                                        INCORPORATION OR
COMPANIES                                               ORGANIZATION
---------                                               ----------------
2. UGS EUROPEAN HOLDINGS, INC.                          Delaware, U.S.A.
     UGS Holdings (Europe) Ltd.                         Ireland
        UGS Holdings (Central Europe) Ltd.              Ireland
            UGS Holdings (Italy) S.r.l. (2%)            Italy
            UGS (Germany) GmbH (2%)                     Germany
        UGS Holdings (Italy) S.r.l. (98%)               Italy
            UGS Italia S.r.l.                           Italy
                Unigraphics Solutions S.r.l.            Italy
        UGS (Germany) GmbH (98%)                        Germany
            UGS PLM Solutions s.r.o.                    Czech Republic
            Unigraphics Solutions GmbH                  Germany

3. UGS JAPANESE HOLDINGS, INC.                          Delaware, U.S.A.
     UGS Holdco 1 (Japan) K.K.                          Japan
        UGS Japan Holdings K.K.                         Japan
            UGS PLM Solutions K.K.                      Japan

4. UGS ISRAELI HOLDINGS, INC.                           Delaware, U.S.A.
     UGS Israeli Holdings (Israel) Ltd.                 Israel
            Treasure Acquisition Sub Ltd.               Israel

5. UGS PLM SOLUTIONS ASIA/PACIFIC INCORPORATED          Delaware, U.S.A.
     Unigraphics Solutions N.V. (.0001%)                Belgium
     Unigraphics Solutions do Brasil Ltda.
      (0.00007867%)                                     Brazil
     Unigraphics Solutions (China) Co., Ltd.            China
     Unigraphics Solutions France SAS (1%)              France
     Unigraphics Solutions (HK) Limited (1%)            Hong Kong
     Unigraphics Solutions de Mexico S.A. de C. V.
      (.01%)                                            Mexico